UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 10, 2008

AMYLIN PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-19700 (Commission File Number)	33-0266089 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (858) 552-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

☐              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.05  Costs Associated with Exit or Disposal Activities

On November 10, 2008, Amylin Pharmaceuticals, Inc. (the “Company”) announced a corporate restructuring that will reduce its San Diego workforce by approximately 25%, or 340 employees, and reduce anticipated 2009 cash expenditures by more than $80 million.  A copy of the Company’s press release announcing the corporate restructuring is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company expects to incur charges under the corporate restructuring during the fourth quarter of 2008, including costs of employee severance and other costs related to workforce reductions.  The Company has not yet completed its analysis of the costs associated with implementation of the corporate restructuring, and therefore is not yet in a position to make a good faith estimate of the amount, or range of amounts, of these costs.  The Company will amend this Current Report on Form 8-K at such time as its management is able in good faith to estimate the amount, or range of amounts, of these costs.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

99.1	Press release issued by Amylin Pharmaceuticals, Inc. on November 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMYLIN PHARMACEUTICALS, INC.

Dated: November 10, 2008	By:	/s/ Lloyd A. Rowland
Lloyd A. Rowland
Vice President, Governance and Compliance,
and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press release issued by Amylin Pharmaceuticals, Inc. on November 10, 2008.